               Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

COURTSIDE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.00001 per share	(1)	2,020,000(2)	(1)		$169,498	0.0001102	$18.68
Fees to Be Paid	Equity	Common stock, par value $0.00001 per share	(1)	6,084,440(3)	(1)		$510,545	0.0001102	$56.26
Fees to Be Paid	Equity	Warrants to Purchase common stock, par value $0.00001 per share	(1)	167,833(4)	(1)		$14,083	0.0001102	$1.55
Fees Previously Paid							$—		$—
						Carry Forward Securities

Total Offering Amounts						$		0.0001102	$76.49
Total Fees Previously Paid									$68.84
Total Fee Offsets									$—
Net Fee Due									$7.65

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act. Given that there is no proposed maximum offering price per share of common stock, the registrant calculates the proposed maximum aggregate offering price, by analogy to Rule 457(f)(2), based on the book value per share of common stock the registrant registers, which is calculated from its unaudited balance sheet as of September 30, 2022. Given that the registrant’s shares of common stock are not traded on an exchange or over-the-counter, the registrant did not use the market prices of its common stock in accordance with Rule 457(c).
(2)	Represents 2,000,000 dividend shares of the registrant’s common stock being registered as a result of the Distribution by LiveOne, Inc., a Delaware corporation, plus an additional 20,000 shares of the registrant common stock to be issued as a result of rounding up any fractional shares to be issued in the Distribution. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering such additional indeterminate number of shares of common stock as may become issuable as a result of stock splits or stock dividends.
(3)	Represents 6,084,440 shares of the registrant’s common stock consisting of: (i) 3,138,273 shares of common stock issuable upon conversion of convertible notes, plus the amount of accrued and unpaid interest, if any, that is payable in shares of our common stock in connection with the conversion thereof, and (ii) 2,946,167 shares of common stock issuable upon the exercise of warrants, in each case, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated July 15, 2022, between the registrant and certain selling stockholders named in the registration statement, from time to time, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering such additional indeterminate number of shares of common stock as may become issuable as a result of stock splits or stock dividends.
(4)	Represents 167,833 shares of the registrant’s common stock issuable upon the exercise of placement agent warrants issued to Joseph Gunnar & Co., LLC as a selling stockholder named in the registration statement or its designees from time to time. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering such additional indeterminate number of shares of common stock as may become issuable as a result of stock splits or stock dividends. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering such additional indeterminate number of shares of common stock as may become issuable as a result of stock splits or stock dividends.